Exhibit 10.2

Translation of Employment Agreement for Ningfang Liang

Terms: As part-time Chief Financial Officer, Mr. Liang will be responsible for preparing the Company’s financial statement as of December 31, 2012 based on US GAAP before any private financing is in place as well as helping with the US auditing for the Company’s last three fiscal years. He shall also be responsible for the quarterly financial report as of March 31 of 2013 and help the Company to complete a US auditing review. He shall be responsible for preparing the quarterly and yearly reports as well as drafting the Management Discussion and Analysis section in any F-1/S-1 registration statement and responsible for answering the questions and comments related to the registration statement from Securities and Exchange Commission. He shall be responsible for answering questions from investors and investment banks; conducting a roadshow on behalf of the Company; after the listing of securities, and with the consent from both parties, Mr. Liang shall be named the full time CFO and will be responsible for annual reports on Form 10-k and quarterly reports on Form 10-Q and shall work with the US auditors for review of the Company’s financial condition. He shall be responsible for drafting the Management Discussion and Analysis section in the Forms 10-k, F-1 and/or S-1 and shall be responsible for negotiating with the investors and any investment bank during subsequent financings as well as conducting a road show on behalf of the Company.

Mr. Liang shall help the Company to amend financial statements as required due to the different understanding of US GAAP, and such adjustment and delay in filing will not be Liang’s liability.

Salary: while Mr. Liang is a part time CFO he shall be paid 5, 000 US dollars per month; when full-time, his yearly salary will not be lower than 90,000 US dollars and he shall be provided with stock options. The Company will pay for all traveling expenses and business cost related to the financing.

The contract can be terminated anytime with 30 days’ notice in written form.

The contract is good for one year.

The Agreement was signed on 03-07-2013

Addendum

To Ningfang Liang,

Per discussion, the service agreement signed on March 7th of 2013 between you and the Company will continue until March 5, 2015.

Signed by Zhengyu Wang, CEO, on March 6, 2014

Accepted and signed by Ningfang Liang on March 6, 2014